EXHIBIT 10.42

                       RENEWAL AND MODIFICATION AGREEMENT

This Renewal and Modification Agreement is effective as of the 8th day of October, 1995 (the "Effective Date") is between TECH DATA CORPORATION, a Florida corporation ("Tech Data") and GALACTICOMM, a Florida corporation ("Galacticomm")

                                    RECITALS

A. Tech Data and Galacticomm entered into a Distribution Agreement, dated October 8, 1992, (the "Original Agreement") pursuant to which Tech Data acts as a distributor of Galacticomm's products.

B. Tech Data and Galacticomm desire to renew the Original Agreement and modify certain terms in accordance with this Renewal and Modification Agreement. The Original Agreement as renewed and modified by this Renewal and Modification Agreement is hereinafter referred to as the "Agreement."

NOW THEREFORE, in consideration of mutual promises herein contained and other good and valuable consideration, Tech Data and Galacticomm hereby agree as follows:

1. MODIFICATION. The Original Agreement is hereby modified and amended as stated in this section 1.

     a. Section 3.1 and 3.2 of the Original Agreement is hereby revised in its entirety to read as follows:

     3. TERM OF THE AGREEMENT. The term of this Agreement shall commence on October 8, 1992 and was renewed by a Renewal and Modification Agreement dated to be effective as of the 8th day of October, 1995 and unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year from Effective Date (as defined in the Renewal and Modification Agreement), and will automatically renew for successive one (1) year terms unless prior written notification of termination is delivered by one of the parties to the other in accordance with the notice provision of this Agreement.

     b. Section 4.1 is hereby added and will read as follows:

     ECCN/EXPORT. Galacticomm agrees to provide Tech Data, upon signing this Agreement and at any time thereafter that Galacticomm modifies or adds Products distributed or to be distributed by Tech Data, with the Export Control Classification Number (ECCN) for each of Galacticomm's Products, and information as to whether or not any of such Products are classified under the U.S. Munitions List.

     c. Section 12.1 is hereby revised in its entirety to read as follows:

     12.1 (a) TERMINATION WITH OR WITHOUT CAUSE: Either party may terminate this Agreement, without cause, upon giving the other party thirty (30) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable purchase order relating to such default as of the date specified in such notice of termination.

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          (b) TERMINATION FOR INSOLVENCY OR BANKRUPTCY. Either party may immediately terminate this Agreement and any purchase orders by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a petition in bankruptcy by or against a party under any bankruptcy or debtors' law for its relief or reorganization which is not dismissed within ninety (90) days.

2. ENTIRE AGREEMENT. The Agreement, including any Exhibits and Schedules attached hereto or thereto, constitute the entire agreement between Tech Data and Galacticomm concerning the subject matter hereof and supersedes all prior agreements between the parties, including, but not limited to the U.S. Software Resource, Inc. Distribution Agreement dated October 8, 1992.

3. RATIFICATION. Except as modified by this Renewal and Modification Agreement, the parties hereby ratify and confirm all terms and conditions of the Original Agreement.

IN WITNESS WHEREOF, each party has signed this Renewal and Modification Agreement on the day and year written above effective as of the Effective Date.

GALACTICOMM INC.                         TECH DATA CORPORATION
a Florida corporation                    a Florida corporation

By: /s/ LINDA HAURY                      By: /s/ PEGGY K. CALDWELL
-----------------------------            ------------------------------

Printed Name                             Printed Name: PEGGY K. CALDWELL

Title: Vice President of Marketing       Title: Senior Vice President, Marketing
Date: 10-6-95                            Date: 10/18/95